UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2003

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(513) 784-8000

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On March 27, 2003, the Company acquired the equity interests of Scipio GmbH & Co. (“Scipio”), a German limited partnership that owns Atlanta AG (“Atlanta”). Atlanta, which has been in business for over 100 years, operates a network of fresh produce distribution, sourcing and brokerage operations headquartered in Germany, and had 2002 annual sales of approximately $1.3 billion. Atlanta is the primary distributor of Chiquita products in Germany and Austria and has been the Company’s largest customer in Europe for many years. Approximately 10% of Atlanta’s sales are of products purchased from Chiquita.

Prior to the acquisition, Chiquita held an indirect 5% limited partnership interest in Scipio and loans secured by pledges of substantially all of the other limited partnership interests of Scipio. Chiquita had made the loans in the late 1980s and early 1990s to four companies that had used the proceeds to purchase substantially all of the limited partnership interests in Scipio. The loans had been made in order for Chiquita to strengthen its relationship with Atlanta. Under the terms of the acquisition agreement with HMB Holding Company, BNS Global, Inc., Trent Company, and REG Holdings, Inc., which indirectly held the limited partnership interests in Scipio, the Company exchanged its interests in the loans for the corresponding underlying Scipio limited partnership interests. The Company also acquired the remaining limited partnership interests from Bernd Artin Wessels, former Chairman of the Supervisory Board of Atlanta and of several Atlanta subsidiaries, and acquired from Benedict & Co., a company owned by Mr. Wessels, the general partnership interest of Scipio. The total cash paid by the Company to acquire all of the equity interests in Scipio was approximately $1 million.

In connection with the acquisition, certain lenders under the credit facility of Chiquita Brands, Inc. extended a separate term loan to Atlanta under the credit facility in the amount of $65 million. The proceeds of this loan were used to repay debt to Atlanta’s existing lenders, some of which represented seasonal working capital loans.

Item 7. Exhibits.

(a) Financial Statements of Businesses Acquired

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

10.1 Acquisition and Cancellation Agreement dated as of September 13, 2002 between and among Chiquita Brands International, Inc., HMB Holding Company, BNS Global, Inc., Trent Company, and REG Holdings, Inc. relating to the acquisition of limited partnership interests in Scipio GmbH & Co. (Incorporated by reference to Exhibit 10-e to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002)

10.2 Provisions of agreement between Chiquita Brands International, Inc. and Bernd Artin Wessels relating to acquisition of general partnership interest and certain limited partnership interests in Scipio GmbH & Co. (Incorporated by reference to Exhibit 10-f to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2003	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ WILLIAM A. TSACALIS
William A. Tsacalis
Vice President and Controller